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EXHIBIT 10.9
                           FORM OF INDEMNITY AGREEMENT

      This Agreement is made as of the ____ day of December, 2000, by and between FORESIGHT, INC., an Oklahoma corporation, PRECIS SMART CARD SYSTEMS, INC., an Oklahoma Corporation (collectively referred to as the "Corporation"), and ("Indemnitee"), a Director and/or Officer of the Corporation.

      WHEREAS, it is essential to the Corporation to attract and retain as Directors and Officers the most capable persons available; and

      WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited; and

      WHEREAS, it is the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law for the purpose of inducing its Directors and/or Officers to continue to serve the Corporation in such capacities; and

      WHEREAS, Indemnitee does not regard the protection available under the Corporation's Certificate of Incorporation and insurance, if obtained, as adequate in the present circumstances and would not be willing to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve or continue to serve in such capacity;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a Director of the Corporation for so long as he or she is duly elected or appointed or until such time as he or she tenders his or her resignation in writing. He further agrees to serve as Chairman of the Board and Chief Executive Officer in accordance with the terms of an Employment Agreement executed effective January 1, 2001.

      2. Definitions. As used in this Agreement:

            (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director and/or Officer of the Corporation by reason of any action taken by him or her or of any inaction on his or her part while acting as such Director and/or Officer, or by reason of the fact that he or she is or was serving at the


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      request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he or she is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

            (b) The term "Expense" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 7 of this Agreement, but shall not include the amount of judgments, fines or penalties against Indemnitee.

            (c) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any services as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

      3. Indemnity in Third Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director and/or Officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding but only if Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

      4. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that

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Indemnitee was or is a Director and/or Officer of the Corporation or is or was
serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

      5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

      6. Advances of Expenses. The Expenses incurred by Indemnitee pursuant to Paragraphs 3 and 4 in any Proceeding shall be paid by the Corporation in advance at the written request of the Indemnitee, if Indemnitee shall undertake in writing (in form and substance reasonably satisfactory to the Corporation) to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification for such Expenses.

      7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Paragraphs 3 and 4 shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee (together with a written undertaking pursuant to Paragraph 6), unless a determination is made within said 45-day period by (1) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceedings, or (2) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

            The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances, because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors or independent local counsel) that Indemnitee has not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's Expenses reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the


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Corporation.

      8. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation's certificate of incorporation, by-laws, any agreement, any vote of shareholders or disinterested Directors, the General Corporation Law of the State of Oklahoma, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

            The indemnification under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a Director or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

      9. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or penalties actually and reasonable incurred by him or her in the investigation, defense, appeal, or settlement of any Proceedings but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

      10. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

      11. Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him or her for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to Foresight, Inc., 2500 S. McGee, Suite 100, Norman, Oklahoma 73072 (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

      12. Counterpart. This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

      14. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.


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      15. Amendment. No amendment to this Agreement shall be effective unless such amendment is in writing and signed by both of the parties to this Agreement.

      IN WITNESS WHEREOF, and in reliance upon the terms and conditions of this Agreement, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

"CORPORATION"                             FORESIGHT, INC.


                                     By: _______________________________________

                                     Title: ____________________________________


                                          PRECIS SMART CARD SYSTEMS, INC.


                                     By: _______________________________________

                                     Title: ____________________________________

"INDEMNITEE"

                                     __________________________________________


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